UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2025

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1661 East Franklin Avenue El Segundo, CA 90245
(Address, including zip code, of principal executive offices)

(877) 494-3833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Class A common stock, $0.0001 par value per share	EVGO	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	The Nasdaq Global Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 23, 2025 (the “Closing Date”), EVgo Voyager Borrower LLC (the “Borrower”), a subsidiary of EVgo Inc., a Delaware corporation (the “Company”), entered into a credit agreement (as it may be amended from time to time, the “Credit Agreement”) with Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent and the lenders (the “Lenders”) and other parties thereto from time to time.

The Credit Agreement provides for a term facility of up to $300 million, consisting of (i) a $225 million committed term loan facility (the “Commitments”) with a maturity date of July 23, 2030 and (ii) a $75 million uncommitted incremental term loan facility (the “Incremental Facility”). The Borrower may borrow a loan (each, a “Loan”) on a monthly basis under the Credit Agreement (each, a “Borrowing”) at any time beginning on the Closing Date and ending on the earliest of (i) the third anniversary of the Closing Date, (ii) the date on which Loans have been made in an amount greater than or equal to 95% of the original aggregate amount of the Commitments as of the Closing Date, and (iii) the date the Commitments are otherwise terminated under the Credit Agreement (the “Availability Period”). Borrowings under the Credit Agreement are subject to the satisfaction of customary conditions, including contribution to the Borrower by the Company’s subsidiary, EVgo Services LLC (“Sponsor”) of the electric vehicle fast charging stalls (“Stalls”) to which the applicable Borrowing relates, delivery of a Borrowing notice and the ongoing accuracy of certain representations and warranties. The Borrower submitted its first request for a Borrowing of approximately $48 million on the Closing Date and received such Borrowing on July 24, 2025 (the “Initial Borrowing”).

All proceeds from the Credit Agreement will be used to reimburse the Sponsor for up to 60% of certain costs associated with the construction, installment, deployment and operation of the Stalls contributed to the Borrower by the Sponsor pursuant to the terms of the Credit Agreement and pay for certain transaction costs. The Loans are expected to support the buildout of more than 1,900 Stalls nationwide (the “Project”), including 1,500 new Stalls and 400 Stalls that the Sponsor contributed from its existing public network to the Borrower as collateral in connection with the Initial Borrowing. Under the terms of the Credit Agreement, the Sponsor may contribute additional Stalls or cash to the Borrower from time to time during the Availability Period. The Sponsor will provide charge point operator services to the Borrower in connection with the Project for the duration of the Credit Agreement.

Beginning on the last business day of the first full calendar quarter to occur after the Closing Date, the Borrower will be required to make quarterly payments of principal and/or interest to the Lenders. Loans under the Credit Agreement may, at the election of the Borrower, be in the form of a SOFR Loan or an ABR Loan (each as defined in the Credit Agreement). SOFR Loans bear interest a rate per annum equal to Term SOFR (as defined in the Credit Agreement) plus (i) 3.250% for the period from the Closing Date until and excluding the fourth anniversary of the Closing Date and (ii) 3.500% for the period from and including the fourth anniversary of the Closing Date and thereafter. ABR Loans bear interest at a rate per annum equal to ABR (as defined in the Credit Agreement) plus (i) 2.250% for the period from the Closing Date until and excluding the fourth anniversary of the Closing date and (ii) 2.500% for the period from and including the fourth anniversary of the Closing Date and thereafter. Subject to certain conditions, including the existence of no events of default, the Borrower may voluntarily prepay any or all of the principal outstanding under the Credit Agreement. Additionally, upon the occurrence of certain mandatory prepayment events set forth in the Credit Agreement, the Borrower may be required to prepay certain amounts outstanding under the Credit Agreement. The Borrower’s obligations to the Lenders under the Credit Agreement are required to be secured by a first priority security interest (subject to customary exceptions and permitted liens) in, among other things, the assets of the Borrower and the equity interests of the Borrower.

Terms applicable to the Incremental Facility, including maturity date and applicable interest rates will be agreed to by Borrower and the Lenders pricing the Incremental Facility when such Incremental Facility is committed.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by references to the full text of the Credit Agreement, a copy of which is intended to be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2025, subject to any potential redactions thereto as appropriate.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On July 28, 2025, the Company issued a press release announcing the entry into the Credit Agreement. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this report include, but are not limited to, statements regarding the possible issuance and timing of Loans under the Credit Agreement, the terms of the Credit Agreement and related agreements, the use of proceeds resulting from the Credit Agreement, the satisfaction of covenants made pursuant to the Credit Agreement, and the absence of events of default. The Company’s expectations and beliefs regarding these matters may not materialize. The forward-looking statements contained in this report are also subject to other risks and uncertainties, including those more fully described herein and in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s quarterly report on Form 10-Q for the quarterly periods ended March 31, 2025. The forward-looking statements in this report are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated July 28, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVGO INC.

Date: July 28, 2025	By:	/s/Paul Dobson
Paul Dobson
Chief Financial Officer